Exhibit 99

                      Annual Report for Fiscal Year Ended
                               September 30, 1994

                               MEDIQ Incorporated
                            Employees' Savings Plan
                            (Full Title of the Plan)

                 One MEDIQ Plaza, Pennsauken, New Jersey 08110
                             (Address of the Plan)

       MEDIQ Incorporated, One MEDIQ Plaza, Pennsauken, New Jersey 08110
               (Issuer and address of principal executive office)

                          Independent Auditors' Report

To the Trustees of
MEDIQ Incorporated Employees' Savings Plan
Pennsauken, New Jersey

We have audited the accompanying statements of net assets available for Plan benefits of the MEDIQ Incorporated Employees' Savings Plan as of September 30, 1994 and 1993, and the related statements of changes in net assets available for Plan benefits for each of the three years in the period ended September 30, 1994. These financial statements are the responsibility of the Plan's administrators. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for Plan benefits of the MEDIQ Incorporated Employees' Savings Plan as of September 30, 1994 and 1993, and the related statements of changes in net assets available for Plan benefits for each of the three years in the period ended September 30, 1994 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. This supplemental information is the responsibility of the Plan's administrators. This supplemental information by fund has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

DELOITTE & TOUCHE L.L.P.

Philadelphia, Pennsylvania
March 17, 1995

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               SEPTEMBER 30, 1994

                                                               SUPPLEMENTAL INFORMATION
                                           ----------------------------------------------------------------
                                                                              FIXED
                                            SAVINGS    EQUITY    BALANCED    INCOME      STOCK
                                             FUND       FUND       FUND       FUND       FUND     LOAN FUND    TOTAL
                                           ---------  ---------  ---------  ---------  ---------  ---------  ----------
ASSETS:
CASH.....................................  $          $          $          $          $   49,835  $          $   49,835
INVESTMENTS -- AT MARKET PRICE...........   1,905,722  4,245,807  1,686,530    472,868  3,297,883             11,608,810
EMPLOYEE CONTRIBUTIONS RECEIVABLE........       8,736     53,031     29,065      8,553      4,371                103,756
EMPLOYER CONTRIBUTIONS RECEIVABLE........                                                  11,648                 11,648
LOANS RECEIVABLE.........................                                                            388,614     388,614
RECEIVABLE (PAYABLE) FROM OTHER FUNDS....      61,236     (5,641)      (136)    (4,163)   (51,296)                   -0-
                                            ---------  ---------  ---------  ---------  ---------  ---------  ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS...  $1,975,694 $4,293,197 $1,715,459 $ 477,258  $3,312,441 $ 388,614  $12,162,663
                                            ---------  ---------  ---------  ---------  ---------  ---------  ----------
                                            ---------  ---------  ---------  ---------  ---------  ---------  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               SEPTEMBER 30, 1993

                                                                 SUPPLEMENTAL INFORMATION
                                             ----------------------------------------------------------------
                                                                                FIXED
                                              SAVINGS    EQUITY    BALANCED    INCOME      STOCK
                                               FUND       FUND       FUND       FUND       FUND     LOAN FUND      TOTAL
                                             ---------  ---------  ---------  ---------  ---------  ---------    ----------
ASSETS:
CASH.......................................  $          $          $          $          $   26,627  $          $    26,627
INVESTMENTS -- AT MARKET PRICE.............   2,264,053  4,017,705  1,571,903    581,767  3,749,501              12,184,929
EMPLOYEE CONTRIBUTIONS RECEIVABLE..........      24,353        878        409      8,074      7,734                  41,448
EMPLOYER CONTRIBUTIONS RECEIVABLE..........                                                   6,241                   6,241
LOANS RECEIVABLE...........................                                                            395,439      395,439
RECEIVABLE (PAYABLE) FROM OTHER FUNDS......       4,857          8      4,654     (1,488)    (8,031)                    -0-
                                              ---------  ---------  ---------  ---------  ---------  ---------   ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS.....  $2,293,263 $4,018,591 $1,576,966  $ 588,353 $3,782,072  $ 395,439  $12,654,684
                                              ---------  ---------  ---------   ---------  ---------  ---------  ----------
                                              ---------  ---------  ---------   ---------  ---------  ---------  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         YEAR ENDED SEPTEMBER 30, 1994

                                                               SUPPLEMENTAL INFORMATION
                                           ----------------------------------------------------------------
                                                                              FIXED
                                            SAVINGS    EQUITY    BALANCED    INCOME      STOCK
                                             FUND       FUND       FUND       FUND       FUND     LOAN FUND    TOTAL
                                           ---------  ---------  ---------  ---------  ---------  ---------  ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS,
  OCTOBER 1, 1993........................  $2,293,263 $4,018,591 $1,576,966 $ 588,353  $3,782,072 $ 395,439  $12,654,684
ADDITIONS:
  CONTRIBUTIONS:
    EMPLOYEE CONTRIBUTIONS...............     337,387    702,521    418,803    146,412    164,558              1,769,681
    EMPLOYEE ROLLOVER PAYMENTS...........      15,206     11,609      6,165      1,268      5,090                 39,338
    EMPLOYER CONTRIBUTIONS...............                                                 425,222                425,222
    EMPLOYEE LOAN PAYMENTS...............      79,928     82,592     49,248     15,099     25,938                252,805
  INVESTMENT INCOME......................      74,631                           38,069     91,793                204,493
  NET REALIZED/UNREALIZED GAINS
    (LOSSES).............................                157,221     47,071    (43,661)  (520,007)              (359,376)
  INVESTMENT ELECTION TRANSFERS..........                292,425     38,478                          347,300     678,203
                                            ---------  ---------  ---------  ---------  ---------  ---------  ----------
TOTAL ADDITIONS..........................     507,152  1,246,368    559,765    157,187    192,594    347,300   3,010,366
DEDUCTIONS:
  BENEFIT PAYMENTS.......................     187,892    186,620     97,527     39,735    234,953     66,064     812,791
  EMPLOYEE LOANS.........................                                                            222,292     222,292
  TRANSFER TO MHM PLAN...................     326,199    657,392    284,195     83,759    371,787     44,653   1,767,985
  TRANSFER TO MMI PLAN...................                                                             21,116      21,116
  INVESTMENT ELECTION TRANSFERS..........     310,630    127,750     39,550    144,788     55,485                678,203
                                            ---------  ---------  ---------  ---------  ---------  ---------  ----------
TOTAL DEDUCTIONS.........................     824,721    971,762    421,272    268,282    662,225    354,125   3,502,387
                                            ---------  ---------  ---------  ---------  ---------  ---------  ----------
NET ADDITIONS (DEDUCTIONS)...............    (317,569)   274,606    138,493   (111,095)  (469,631)    (6,825)   (492,021)
                                            ---------  ---------  ---------  ---------  ---------  ---------  ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS,
  SEPTEMBER 30, 1994.....................  $1,975,694 $4,293,197 $1,715,459 $ 477,258  $3,312,441  $388,614  $12,162,663
                                            ---------  ---------  ---------  ---------  ---------  ---------  ----------
                                            ---------  ---------  ---------  ---------  ---------  ---------  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         YEAR ENDED SEPTEMBER 30, 1993

                                                                       SUPPLEMENTAL INFORMATION
                                             ----------------------------------------------------------------------------
                                                                                FIXED
                                              SAVINGS    EQUITY    BALANCED    INCOME      STOCK      LOAN
                                               FUND       FUND       FUND       FUND       FUND       FUND       TOTAL
                                             ---------  ---------  ---------  ---------  ---------  ---------  ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS,
  OCTOBER 1, 1992..........................  $2,778,215 $2,801,363 $1,082,189 $ 314,208  $3,282,009  $306,492  $10,564,476
ADDITIONS:
  CONTRIBUTIONS:
    EMPLOYEE CONTRIBUTIONS.................     511,910    651,381    388,078    174,603    198,085              1,924,057
    EMPLOYEE ROLLOVER PAYMENTS.............       1,949      6,909      6,336      6,155      2,198                 23,547
    EMPLOYER CONTRIBUTIONS.................                                                 446,346                446,346
    EMPLOYEE LOAN PAYMENTS.................      76,684     59,107     28,972      9,144     16,299                190,206
  INVESTMENT INCOME........................      77,595                           26,726     63,950                168,271
  MHM STOCK DISTRIBUTION...................                                                 458,201                458,201
  NET REALIZED/UNREALIZED GAINS (LOSSES)...                829,780    172,413     (4,078)   (42,223)               955,892
  INVESTMENT ELECTION TRANSFERS............                169,301    121,753    155,301     17,007    305,300     768,662
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------
TOTAL ADDITIONS............................     668,138  1,716,478    717,552    367,851  1,159,863    305,300   4,935,182
DEDUCTIONS:
  BENEFIT PAYMENTS.........................     529,996    466,300    179,675     78,722    605,266     57,452   1,917,411
  EMPLOYEE LOANS...........................                                                            158,901     158,901
  INVESTMENT ELECTION TRANSFERS............     623,094     32,950     43,100     14,984     54,534                768,662
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------
TOTAL DEDUCTIONS...........................   1,153,090    499,250    222,775     93,706    659,800    216,353   2,844,974
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------
NET ADDITIONS (DEDUCTIONS).................    (484,952) 1,217,228    494,777    274,145    500,063     88,947   2,090,208
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS,
  SEPTEMBER 30, 1993.......................  $2,293,263 $4,018,591 $1,576,966 $ 588,353  $3,782,072  $395,439  $12,654,684
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         YEAR ENDED SEPTEMBER 30, 1992

                                                                       SUPPLEMENTAL INFORMATION
                                             ----------------------------------------------------------------------------
                                                                                FIXED
                                              SAVINGS    EQUITY    BALANCED    INCOME      STOCK      LOAN
                                               FUND       FUND       FUND       FUND       FUND       FUND       TOTAL
                                             ---------  ---------  ---------  ---------  ---------  ---------  ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS,
  OCTOBER 1, 1991..........................  $3,101,700 $2,209,368 $ 522,942  $ 162,464  $2,481,671  $240,717  $8,718,862
ADDITIONS:
  CONTRIBUTIONS:
    EMPLOYEE CONTRIBUTIONS.................     707,523    482,776    322,556    133,788    146,750              1,793,393
    EMPLOYEE ROLLOVER PAYMENTS.............      15,215     57,481     38,598     14,863      6,438                132,595
    EMPLOYER CONTRIBUTIONS.................                                                 435,502                435,502
    EMPLOYEE LOAN PAYMENTS.................      74,295     38,541     14,090      5,099     10,350                142,375
    INVESTMENT INCOME......................     121,261                           18,068     38,165                177,494
  NET REALIZED/UNREALIZED GAINS (LOSSES)...                211,381     86,413      8,167    553,672                859,633
  INVESTMENT ELECTION TRANSFERS............      11,422    208,604    211,787     23,330     82,161    199,975     737,279
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------
TOTAL ADDITIONS............................     929,716    998,783    673,444    203,315  1,273,038    199,975   4,278,271
DEDUCTIONS:
  BENEFIT PAYMENTS.........................     613,004    263,820     72,932     41,465    404,110     15,771   1,411,102
  EMPLOYEE LOANS...........................                                                            113,386     113,386
  TRANSFER TO NUTRAMAX PLAN................      82,601     23,094      7,365                52,787      5,043     170,890
  INVESTMENT ELECTION TRANSFERS............     557,596    119,874     33,900     10,106     15,803                737,279
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------
TOTAL DEDUCTIONS...........................   1,253,201    406,788    114,197     51,571    472,700    134,200   2,432,657
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------
NET ADDITIONS (DEDUCTIONS).................    (323,485)   591,995    559,247    151,744    800,338     65,775   1,845,614
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS,
  SEPTEMBER 30, 1992.......................  $2,778,215 $2,801,363 $1,082,189 $ 314,208  $3,282,009   $306,492  $10,564,476
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------

                       SEE NOTES TO FINANCIAL STATEMENTS

                   MEDIQ INCORPORATED EMPLOYEES' SAVINGS PLAN
                         NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

A. SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the MEDIQ Incorporated Employees' Savings Plan (the 'Plan') are presented on the accrual basis of accounting. Investments are stated at their September 30 market value. Market values for investments are determined by closing prices as of the last trading day of the Plan year. Dividends and interest are recorded when earned. Employee and employer contributions are recorded in the period to which they are applicable. Benefit payments are recorded when paid. Brokerage commissions and other expenses incurred in connection with the purchase or sale of securities, are charged directly to the Plan. All other costs and expenses of the Plan are paid for by MEDIQ Incorporated (the 'Company'). Should the Company elect not to pay administrative expenses, such expenses will be paid by the Plan. Certain reclassifications have been made to conform prior year's balances to the current year presentation.

B. PLAN DESCRIPTION

     The following is not intended to be a complete description of the Plan. Plan participants should refer to the Plan documents for a complete description of the Plan. The original effective date of the Plan was October 1, 1983. The Plan was amended in its entirety effective as of October 1, 1989. Employees are eligible to join the Plan upon completion of twelve months employment during which they have worked a minimum of 1,000 hours and are age 21 or older. Participants may contribute to the Plan from 1% to 15% of their salaries to be invested, as they choose, in the various funds described in Note C. If the participant's compensation exceeds $64,245, the contribution is limited to 6%.

     The Plan provides that the Company will make a matching contribution equal to $.50 for each $1.00 contributed by a participant, subject to certain limitations. The Company's matching contribution is made in cash to be used to purchase shares of the common stock of the Company for the account of the participants.

     A participant's accrued benefit is at all times fully vested and nonforfeitable upon death, retirement, disability or termination of employment.

     Distributions from the funds, with the exception of the stock fund, are made in cash. Distributions from the stock fund are in the form of the securities held; however, distributions of the Company's common stock shall be made in cash whenever the number of shares to be distributed is 100 or less.

C. INVESTMENT OPTIONS

     Contributions are invested in accordance with the written directions of the participant in one or more of the following funds:

          1. Savings Fund: The fund seeks maximum current income, preservation of capital, and liquidity by investing in a portfolio of money market investments that mature in one year or less.

          2. Equity Fund: The fund seeks long-term growth of capital and income by investing in a portfolio of common stocks. As a secondary objective, the fund also seeks a reasonable level of current income.

          3. Balanced Fund: The fund objectives are to conserve capital, produce reasonable current income and generate capital growth. The fund maintains 60% to 70% of its assets in stocks and 30% to 40% in fixed income securities.

          4. Fixed Income Fund: The objective of the fund is to achieve a high level of current income. The fund invests in mortgage-backed certificates issued by the Government National Mortgage Association (GNMA).

          5. Stock Fund: The assets of the stock fund, including earnings thereon, are invested in the Company's common stock. A brokerage firm purchases the Company's stock at prevailing market rates in the open market and, in the normal course of business, sells such stock to meet distribution requirements of the Plan. Also included in the stock fund is Mental Health Management, Inc. (MHM) common stock, which originated from a distribution by the Company. No participant has the option of acquiring additional MHM common stock.

     Pursuant to the Plan, with the exception of the Company's matching contributions, the selection of investment options is the sole responsibility of each participant. Neither the trustees nor the Company have any responsibility to select investment options or to advise participants in selecting their investment options. Subject to applicable provisions of law, each participant assumes all risks connected with any decrease in the market value of any securities in these funds, and distributions from such funds are the sole source of Payments made under the Plan.

D. INVESTMENTS

     The investments of the Plan consist of the following:

                                                                         SEPTEMBER 30,
                                                 --------------------------------------------------------------
                                                              1994                            1993
                                                 ------------------------------  ------------------------------
                                                                     MARKET                          MARKET
                                                      COST           VALUE            COST           VALUE
                                                 --------------  --------------  --------------  --------------
Savings Fund...................................  $    1,905,722  $    1,905,722  $    2,264,053  $    2,264,053
Equity Fund....................................       3,268,197       4,245,807       2,969,761       4,017,705
Balanced Fund..................................       1,436,387       1,686,530       1,301,629       1,571,903
Fixed Income Fund..............................         500,553         472,868         574,936         581,767
Stock Fund:
  Common Stock -- MEDIQ........................       3,278,215       3,119,624       3,113,278       3,417,177
  Common Stock -- MHM..........................           - 0 -         178,259            -0 -         332,324
                                                 --------------  --------------  --------------  --------------
                                                 $   10,389,074  $   11,608,810  $   10,223,657  $   12,184,929
                                                 --------------  --------------  --------------  --------------

     The Equity Fund's investment is comprised of 300,269 shares of Vanguard's Windsor Fund, with a market value of $14.14 per share at September 30, 1994 and 270,007 shares at $14.88 per share at September 30, 1993.

     The Balanced Fund's investment is comprised of 84,453 shares of Vanguard's Wellington Fund, with a market value of $19.97 per share at September 30, 1994 and 75,974 shares at $20.69 per share at September 30, 1993.

     The Fixed Income Fund's investment is comprised of 48,799 shares of Vanguard's Fixed Income Securities -- GNMA portfolio, with a market value of $9.69 per share at September 30, 1994 and 55,725 shares at $10.44 per share at September 30, 1993.

     The Stock Fund's investment is comprised of 779,906 shares of the Company's common stock and 62,003 shares of MHM common stock, with a market value of $4.00 and $2.875 per share, respectively, at September 30, 1994 and 738,849 shares of the Company's common stock and 78,194 shares of MHM common stock, with a market value of $4.625 and $4.25 per share, respectively, at September 30, 1993.

     Investment income is accrued as earned. The net appreciation or depreciation in market value of investments represents the change in the market value during the periods as a result of reinvested dividends or appreciation or depreciation in the underlying securities in the various funds except to the extent of gains or losses realized on investments sold during the year.

E. LOANS

     A participant may be granted a loan at the discretion of the Plan Administrator in accordance with current IRS regulations. Loans shall be repaid in equal installments of principal and interest over a period and at rates designated by the Plan.

F. WITHDRAWALS

     Participants are limited to two withdrawals per Plan year with respect to amounts attributable to basic contributions. In order to obtain a hardship withdrawal, a participant must exhaust the possibility of all other withdrawals (other than hardship withdrawals) under the Plan. Upon receiving a hardship distribution, a participant is suspended from making contributions to the Plan for one year.

G. PLAN PARTICIPANTS

     As of September 30, 1994 and 1993, respectively, 763 and 934 employees of the Company were members of the Plan and participated in each fund as follows:

                                                                           SEPTEMBER 30,
                                                                        --------------------
                                                                          1994       1993
                                                                        ---------  ---------
Savings Fund..........................................................     412        539
Equity Fund...........................................................     545        604
Balanced Fund.........................................................     444        490
Fixed Income Fund.....................................................     227        276
Stock Fund............................................................     756        933

     Plan participants may invest in one or more funds. As a result, the sum of the number of participants in each fund is not equal to the employee totals in 1994 and 1993.

H. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

     The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500:

                                                                              SEPTEMBER 30, 1994
                                                                              ------------------
Net assets available for benefits per the financial statements..............   $     12,162,663
Amounts allocated to withdrawing participants...............................           (804,069)
                                                                              ------------------
Net assets available for benefits per the Form 5500.........................   $     11,358,594
                                                                              ------------------
                                                                              ------------------

     The following is a reconciliation of benefits paid to participants per the financial statements to the Form 500:

                                                                                  YEAR ENDED
                                                                              SEPTEMBER 30, 1994
                                                                              ------------------
Benefits paid to participants per the financial statements..................    $      812,791
Amounts allocated to withdrawing participants at September 30, 1994.........           804,069
                                                                              ------------------
Benefits paid to participants per the Form 5500.............................    $    1,616,860
                                                                              ------------------
                                                                              ------------------

     Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment as of September 30, but not yet paid as of that date.

I. ADMINISTRATION OF THE PLAN

     The Plan is administered by Michael F. Sandler, the Plan Administrator, who has fiduciary responsibility for the general operations of the Plan and may interpret provisions of the Plan. The Plan Administrator does not have any responsibilities with respect to the investment of Plan assets.

     The Plan's trustees are appointed by the Board of Directors of the Company for indefinite terms and may resign or be removed at any time. The Company indemnifies such trustees to the extent determined by its Board of Directors. As of October 1, 1993, the trustees were Michael F. Sandler, Senior Vice President -- Finance, Chief Financial Officer and Treasurer, Donald M. Gleklen, Senior Vice President -- Corporate Development, and Eugene M. Schloss, Jr., Secretary, of the Company. In March 1994, the Company appointed Thomas Carroll, Executive Vice President and Chief Operating Officer of MEDIQ/PRN Life Support Services, Inc. (a subsidiary of the Company), and Mark Lawlor, Controller and Assistant Treasurer of the Company, as trustees to replace Mr. Gleklen and Mr. Schloss.

     Under the provisions of the Employee Retirement Income Security Act of 1974 ('ERISA'), each of the above individuals is a 'party-in-interest' and serves without compensation.

     Although the Company expects to continue the Plan, the right to amend or terminate the Plan is reserved. In the event of Plan termination, the net assets of the Plan would be allocated as required by ERISA, as amended.

J. FEDERAL TAX CONSIDERATIONS

     The Plan Administrator received a determination letter dated May 15, 1985 from the Internal Revenue Service ('IRS') that the Plan met the requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code (the 'Code'). Effective October 1, 1989, the Plan was amended in its entirety to conform with legislative changes. The Plan is seeking a new determination letter from the IRS. The Plan Administrator believes that the Plan is in compliance with the applicable requirements of the Code, and that the Plan's related trust is exempt from federal income tax under the provisions of Section 501(a) of the Code. As a result, matching contributions and salary reduction contributions, as well as earnings on all Plan assets, are generally not subject to federal income tax until distributed from the Plan.

     The Plan Administrator must refund excess aggregate contributions and excess contributions to certain highly compensated employees for the plan year ended September 30, 1994 to meet the nondiscrimination requirements of Section 401(k) and 401(m) of the Code. The Plan Administrator intends to make the required distributions prior to September 30, 1995. By making such distributions, the Plan will be in compliance with applicable IRS rules for the year ending September 30, 1994. In addition, the Plan Administrator made the necessary refunds for the year ended September 30. 1993.

K. MENTAL HEALTH MANAGEMENT STOCK DISTRIBUTION

     In August 1993, the Company distributed the stock of Mental Health Management, Inc. ('MHM'), formerly a wholly-owned subsidiary of the Company, to the Company's shareholders. Shareholders received one share of MHM stock for eight shares of the Company's common and preferred stock. The Plan received 93,990 shares of MHM stock with a fair market value of $4.875 per share on the date of the distribution.


L. OTHER

     In September 1993, MHM established its own Employee's Savings Plan. This resulted in the distribution of $1,355,785 in cash and 70,665 shares of MEDIQ common stock with a market value of $4.375 per share, and 8,650 shares of MHM common stock with a market value of $6.375 per share to 130 employees of MHM in March 1994.

     In October 1992, the Company entered into an agreement to sell certain assets of Harrisburg Healthcare, Inc., formerly a wholly-owned subsidiary of the Company. This resulted in the distribution from the Plan of $202,521 in cash and 16,660 shares of MEDIQ Common Stock with a market value of $5.625 per share, to 55 employees in March 1993.

M. SCHEDULE OF REPORTABLE TRANSACTIONS

 NUMBER OF                                                                     SELLING      COST OF    NET GAIN
SHARES/UNITS                          DESCRIPTION                               PRICE        ASSET      (LOSS)
-----------  --------------------------------------------------------------  -----------  -----------  ---------
             PURCHASES
   92,085    Vanguard Windsor Fund                                                        $   951,362
  163,230    MEDIQ Incorporated Common Stock                                              $   681,009
             SALES
  832,704    Vanguard Money Market Fund                                      $   832,704  $   832,704
   61,823    Vanguard Windsor Fund                                           $   880,561  $   861,338  $  19,173

     Under the provisions of ERISA, transactions, or an aggregate of transactions, involving the same security which exceed 5% ($632,732) of the current value of net assets at the beginning of the plan year must be disclosed as reportable transactions.